Exhibit 4.19

CONFIDENTIAL TREATMENT REQUESTED

The asterisked (“**”) portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

INTELSAT GLOBAL SERVICE CORPORATION
3400 International Drive, N.W.
Washington, D.C. 20008-3006

Amendment No. 8 to
Intelsat Ref Contract No. INTEL-824
Contract Number E/88FMR-470902

BETWEEN

INTELSAT GLOBAL SERVICE CORPORATION
(Intelsat)

and

CHINA NATIONAL INSTRUMENTS
IMPORT AND EXPORT CORPORATION
(ON BEHALF OF BEIJING COMMUNICATION CORPORATION)
18, TAIPINGHU DONG LI
XICHENG DISTRICT
BEIJING 100031, CHINA

for

Monitoring Facilities and Services

Date: 5 March 2004

     This Amendment No. 8, effective as of 1 January 2004 and entered into this 5th day of March, 2004 by and between Intelsat Global Service Corporation (“Intelsat”), a company incorporated under the laws of the State of Delaware, U.S.A., with offices located in Washington, D.C., U.S.A. and China National Instruments Import and Export Corporation, on behalf of Beijing Communications Corporation (hereinafter referred to as “Contractor”), a corporation organized and existing under the laws of the People’s Republic of China, with offices and its principal place of business located at 18, Taipinghu Dong Li, Xicheng District, Beijing 100031, China.

WITNESSETH THAT:

     WHEREAS, the Parties entered into Contract INTEL-824, dated 13 February 1989 (hereinafter referred to as the “Contract”); for the purpose of providing Tracking, Telemetry, Command and Monitoring (TTC&M) Facilities and Services at the Beijing Earth Station;

     WHEREAS, Beijing Telecom changed is name to Beijing Communications Corporation (abbreviated as BCC);

     WHEREAS, in order to comply with U.S. Government regulatory requirements Intelsat is required to discontinue of all Tracking, Telemetry, and Command (TT&C) services at the Beijing earth station. Effective 1 January 2004, the Parties have agreed to modify the Contract to remove TT&C Services from the Statement of Work. The Parties have agreed that Monitoring Services shall continue at a reduced Contract Price following the discontinuation of TT&C Services. The Contractor has agreed not to seek

Amendment No. 8 to
INTEL-824

payment from Intelsat of termination charges that may be due as a result of such discontinuation of services.

     WHEREAS, The Parties have agreed to revise the price of the refurbishment and retrofit activities and to allow Intelsat the opportunity to delete such activities (and the associated prices) on an annual basis.

     NOW THEREFORE, in consideration of the foregoing premises and the covenants set forth below, the Parties agree that the Contract as amended by Amendments Numbers. 1, 2, 3, 4, 5, 6 and 7, is hereby further amended as follows:

1.	Amend the Contract title to “Monitoring Services and Facilities”.

2.	In Exhibit 1, Statement of Work:

A.	Add the following to the Table of Contents:
“Annex J Statement of Work for Beijing Monitoring Services”

B.	Add the following to paragraph 1.1:
“Annex J Statement of Work for Beijing Monitoring Services”

Annex J is attached hereto and incorporated into the Contract.

3.	In Article 3, Charges, paragraph A, in the section of the paragraph relating to the Operational Period, delete the sub-paragraph (iii) and substitute the following therefore:

(iii) Years 11-15: (1 September 2002 through 31 August 2007)

Pay Period	Year 11	Year 12		Year 13	Year 14	Year 15

	9/02-8/03	9/03-12/03	1/04-8/04	9/04-8/05	9/05-8/06	9/06-8/07
Facility Charges	*	*	*	*	*	*
O&M Charges	*	*	*	*	*	*
Equipment	*	*	*	*	*	*

Amendment No. 8 to
INTEL-824

Retrofit
Total for Period	*	*	*	*	*
Quarterly Payments
1st Quarter	*	*	*	*	*
2nd Quarter	*	*	*	*	*
3rd Quarter	*	*	*	*	*
4th Quarter	*	*	*	*	*
TOTAL	*	*	*	*	*

Total for years 11 through 15: *

Notes:

A. The equipment retrofit activities are identified in Attachment 1 to Table 1 dated 20 August 1996 attached hereto. Intelsat may remove any activities by advising the Contractor within 30 days of 1 January each year. For equipment retrofit activities removed by Intelsat a corresponding prorated reduction of the equipment retrofit prices shall be made based on the prices detailed in Attachment 1 to Table 1.

B. Such prices do not include spares for Intelsat Furnished Equipment.

4.	In Article 3, Charges, paragraph B, add the following:

“xviii — The Parties shall work together to explore any potential commercial use of Intelsat Furnished Equipment which is made available following the removal of TT&C services. Any services offered shall be compliant with any applicable laws. Staffing and facility resources shall be available for this purpose at no extra cost to Intelsat.

Amendment No. 8 to
INTEL-824

     EXCEPT as provided in this Amendment No. 8, all other terms and conditions of the Contract shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have, as their free acts and deeds, caused this Amendment No. 8 to be executed by their respective duly authorized representatives.

	China National Instruments Import and Export Corp. (On behalf of Beijing Communication Corporation) (“Contractor”)		Intelsat Global Service Corporation (“Intelsat”)

By:	/s/ Wang Guang-Cai	By:	/s/ R.B. Mulholland, Jr.

	(Signed)		(Signed)

	Wang Guang-Cai		R.B. Mulholland, Jr.

	(Typed)		(Typed)

Title:	General Manager	Title:	Manager, Contracts & Sales

Date:	16 January 2004	Date:	5 March 2004

Beijing Communication Corporation (“Contractor”)

By:	/s/ He Zai-Jiang

(Signed)

He Zai-Jiang

(Typed)

Title:	Deputy Chief Engineer

Date:	16 January 2004

Amendment No. 8 to
INTEL-824

STATEMENT OF WORK FOR BEIJING
MONITORING SERVICES

CONTRACT INTEL-824
(E/88FMR-470902)

8 August 2002

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

TABLE OF CONTENTS

1 INTRODUCTION	1

1.1 DEGREE OF COMPLIANCE	1

2 SCOPE OF WORK	1

2.1 SERVICES TO BE TERMINATED AT BEIJING	1
2.2 SERVICES TO CONTINUE AT BEIJING	1
2.2.1 MONITORING SERVICES	1
2.2.2 COMMUNICATION SERVICES	2
2.3 SYSTEM OPERATIONS, MAINTENANCE AND REPAIR SUPPORT	2
2.4 REMOVAL OF TT&C INTELSAT FURNISHED EQUIPMENT (IFE)	2

3 CONTRACTOR DELIVERABLES	2

3.1 CONTRACTOR STAFF SUPPORT	2
3.2 QUALIFIED PERSONNEL	2
3.3 STAFF AVAILABILITY AND RESPONSE TIME	3
3.4 O & M PROCEDURES	3
3.5 LOCAL OPERATION	4
3.6 EVENTS AND ALARMS	4
3.7 ENVIRONMENTAL HAZARDS	4
3.8 COMMUNICATIONS CIRCUITS	4
3.9 MAINTENANCE AND REPAIR SERVICES	4
3.10 ROUTINE MAINTENANCE	4
3.11 REPAIRS	4
3.12 PERIODIC CALIBRATIONS	5
3.13 OUTSIDE CONTRACT MAINTENANCE	5
3.14 MAINTENANCE AND REPAIR RECORDS	5
3.15 GENERAL PURPOSE TOOLS AND TEST EQUIPMENT	5

4 INTELSAT DELIVERABLES	6

4.1 O & M PROCEDURES	6
4.2 SPARE PARTS	6
4.3 SUPPORT FOR SYSTEM UPGRADES	6
4.4 SPECIAL PURPOSE TEST EQUIPMENT AND TOOLS	6
4.5 SITE INSPECTIONS	7

5 PERIOD OF PERFORMANCE	7

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

1 Introduction

With the privatization of Intelsat on 18 July 2001, Intelsat came under the jurisdiction of the United States Government regulations regarding export control of hardware, software, and technical information. As a result of compliance with these regulations, Intelsat is required to remove all Telemetry, Tracking and Command (TT&C) service from the Beijing earth station.

This Statement of Work (SOW) defines the modifications required by Intelsat to comply with these regulatory obligations. To that effect, the Beijing earth station will be reconfigured to operate as a Monitoring-only station in support of Intelsat-owned and Intelsat-supported satellites in geo-stationary orbit. Intelsat Monitoring services are currently defined as Communications System Monitoring (CSM), Remote Spectrum Analyzer Network (RSAN), Transmitter Locator System (TLS), and In Orbit Testing (IOT).

This change in service is estimated to take place 1 January 2003.

     The changes described in this Statement of Work for contract Intel-824 have no impact on other contracts in place between BT and Intelsat for TDMA and DAMA services.

1.1    Degree of Compliance

     The degree of compliance to the requirements specified in this document are defined as follows:

a)	“shall” indicates that absolute compliance by the Contractor is required. Any exceptions taken (e.g., to propose better alternatives) must be explained and are subject to approval by Intelsat.

b)	“should” or “preferred” indicates Intelsat’s preference. Use of an alternative approach by the System Provider is permitted but must be justified.

c)	“may” indicates areas in which an alternate approach by the Contractor is acceptable.

d)	“will” indicates clarifying information to describe the responsibilities assumed and/or actions to be taken by Intelsat including provision of information, documentation, hardware, software, etc.

2    Scope of Work

2.1    Services to be Terminated at Beijing

The Intelsat TT&C services that shall be terminated at the Beijing earth station include:

–	C-Band Launch and Early Orbit Phase (LEOP) with antenna BET-01T;

–	Ku-Band LEOP with antenna BET-02T; and

–	Geo-stationary C-Band Tracking, Telemetry, and Control (TT&C) with antennas BET-01T, BET-02T, BET-03L, BET-04L, BET-05L, and BET-06L

2.2    Services to Continue at Beijing

2.2.1    Monitoring Services

All Intelsat Monitoring services at Beijing earth station shall continue as currently provided. These services include:

–	C-Band CSM, RSAN and TLS services with antennas BET-01T, BET-02T,BET-06L, PEK-03A, and PEK-09A;

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

–	Ku-Band CSM, RSAN and TLS services with antenna BET-02T;

–	C-Band IOT service with antenna BET-01T; and

–	Ku-Band IOT service with antenna BET-02T

2.2.2    Communication Services

Continuity of redundant communication links with IOC in Washington DC shall be maintained at all times. These services are provided via PEK-09A over the 60 degrees East satellite and PEK-10F1 over the 176 degrees East satellite.

2.3    System Operations, Maintenance and Repair Support

BT shall arrange for operational support for the remaining term of the Contract, to ensure safe and continuous operation of the Monitoring systems. Cooperation with INTELSAT headquarters to ensure efficient operation will be necessary.

2.4    Removal of TT&C Intelsat Furnished Equipment (IFE)

At the same time the three (3) month notice referenced in section 1 above is sent to BT, Intelsat will also provide an Engineering Change document detailing changes needed to the Beijing site in order to de-install and return the TT&C equipment as directed. Beijing staff shall assist with the removal of all specified IFE as necessary. Assistance with logistics for the export and/or disposal of the specified IFE shall also be required. Intelsat will reimburse all reasonable expenses incurred by BT in completing these tasks.

3    Contractor Deliverables

The Contractor shall provide host station facilities to support the Monitoring services.

The Contractor shall operate and maintain the Contractor-furnished host station equipment and the Intelsat-furnished equipment required to support the monitoring services.

3.1    Contractor Staff Support

The Monitoring systems are operated remotely from INTELSAT Headquarters (HQ).

Support may be required to test the equipment off-line with test equipment and/or remotely from the Intelsat Operating Center (IOC). In this case, Intelsat staff will follow documented diagnostic procedures to test the Monitoring systems. Host Station technicians may be requested to perform any required tests and/or to configure the monitoring systems according to Intelsat provided procedures.

Intelsat may request host station personnel to replace equipment modules with available spares and ship defective/replacement modules to/from Intelsat, in case of equipment failures, upon request.

Support may be requested to assist Intelsat personnel in pointing steerable antennas in case of failure of remote control systems, performing hardware troubleshooting, and assisting in maintenance tasks such as starting/stopping computers, or CDROMS, etc.

3.2    Qualified Personnel

The Contractor shall undertake to supply the services of qualified technicians who are already conversant with the maintenance and repair of the Intelsat Monitoring systems.

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

3.3    Staff Availability and Response Time

The Contractor shall undertake to make available trained and qualified technicians on the following basis:

a)	On call with two (2) hour response time during normal weekday hours of operation.

b)	Night, weekend and holiday operations — on call with next-business-day (morning) response time at night and on holidays.

c)	Best possible response during emergencies, or critical satellite operation as specifically requested by Intelsat. Intelsat undertakes to provide as much advance notice as possible of such critical satellite operations.

Intelsat estimates that on average the staffing level requirements will not exceed approximately 1000 hours per year for all work required under this Statement of Work. The Contractor shall tabulate expended hours and tasks each quarter and report these hours as part of its routine invoice submitted quarterly to Intelsat. Once each year the Contractor may submit substantiated charges in excess of the 1000 hours for approval by Intelsat.

The Contractor shall maintain the availability of two trained staff for the duration of the Contract, for long-term operational, maintenance, and repair support during the period of performance of the contract, including the procurement of vendor maintenance contracts as necessary. These staff need not be constantly on site, but they shall provide assistance with response time as detailed above.

Designated support staff shall be available via telephone to assist Intelsat personnel in pointing steerable antennas, performing hardware troubleshooting, and assisting in maintenance tasks such as starting/stopping computers, or CDROMS, etc.

Designated support staff should normally be retained for at least one year in such a position, preserving the investment in training. If a Monitoring support staff member is transferred or replaced, the Contractor shall inform Intelsat of such action in writing within 30 days, and allow Intelsat to influence the selection of a replacement.

3.4    O & M Procedures

Operation and Maintenance Procedures, as provided by Intelsat, shall be followed. When any such procedures cause conflict with standard procedures of the Host Station, the Contractor and Intelsat will formulate a mutually agreeable solution. These procedures include, but are not limited to:

a)	Standard Operating Procedures for providing status information, parts requests, and reports to Intelsat;

b)	Procedures to maintain a current inventory, including on-line and spare IFE (Intelsat furnished equipment);

c)	Procedures and practices to complete routine monthly maintenance for IFE;

d)	Diagnostic procedures to support testing of all monitoring systems; and

e)	Procedures and Engineering Changes in support of all changes to IFE equipment and software affecting the Monitoring Systems. All changes are to be coordinated and approved by Intelsat prior to implementation.

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

3.5    Local Operation

The Monitoring system and equipment includes capability for full local operation, by switching the front panel controls of individual equipment to the “local” position. This capability allows maintenance and repair work to be accomplished on component equipment. It shall be the responsibility of the Host Station shift staff to ensure safe operation of the equipment when the “local” capabilities are exercised.

3.6    Events and Alarms

Station staff shall be responsible to alert IOC of any conditions that pose a threat to the efficient, accurate functioning of the Monitoring systems.

3.7    Environmental Hazards

Host station personnel shall be responsible to ensure that all Monitoring systems are maintained within a conditioned environment with adequate equipment rack cooling to ensure proper equipment operation. As a reference, all IFE must operate within the vendor specified equipment operational guidelines for cooling.

3.8    Communications Circuits

Continuity of redundant communication links with the IOC in Washington, DC shall be maintained at all times. In all cases, best efforts shall be made to establish and maintain all communication links used for the Monitoring system.

3.9    Maintenance and Repair services

a)	Any planned downtime for scheduled maintenance of the Host Station facility that affects operation of one or more of the Monitoring systems shall be coordinated with Intelsat a minimum of five days in advance.

b)	Host Station personnel shall notify the IOC on occurrence of unplanned maintenance due to emergencies or unforeseen equipment malfunctions that affect the operation of one or more Monitoring systems.

3.10    Routine Maintenance

The Host Station staff shall provide routine monthly maintenance for all Monitoring systems equipment, to be accomplished in accordance with procedures and practices to be provided by Intelsat. It is anticipated that these activities would require an average of three man-days per month of effort by trained earth station technicians.

3.11    Repairs

In the event that Monitoring system equipment is in need of repair, Intelsat will request Host Station staff to accomplish or assist in the repair of the equipment. The Host Station shall undertake to provide appropriate staff to accomplish the repair in accordance with the staff availability as described above, or as part of a third-party maintenance agreement. Spare parts for each Monitoring system will be provided

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

by Intelsat unless the equipment in question was originally provided and installed by the Host Station, in which case the Warranty agreement will hold, or covered under third-party maintenance agreements.

Intelsat may request host station personnel to replace equipment modules with available spares and ship defective/replacement modules to/from Intelsat, in case of equipment failures.

3.12    Periodic Calibrations

The Contractor shall ensure that all Monitoring system equipment calibrations are maintained and renewed as specified by the manufacturer. A third party calibration and maintenance contract may be necessary to accomplish this.

In the case of steerable antennas, the antenna polarizer position shall be calibrated at each orbital location where the antenna is expected to track a linear polarized beacon, in order to provide the best possible signal strength. Such calibrations should be repeated quarterly.

3.13    Outside Contract Maintenance

The Contractor shall provide a local Hewlett Packard (HP) maintenance agreement to support and calibrate specific HP equipment within the Intelsat CSM, RSAN, IOT, and TLS systems. Attachment 1 provides a list of the specific equipment to be covered by a maintenance agreement. This list is subject to revision as a result of Monitoring system upgrades. The computer equipment (items 1, 21 and 22) shall be placed under a full service contract with guaranteed response time. The remaining equipment in Attachment 1 is subject to repair and calibration with a less costly time and materials contract with HP. Monitoring system equipment not listed in Attachment 1 will be subject to a repair/return or replace process as directed by Intelsat Ground Network Operations staff.

Site personnel should maintain a regular maintenance program for all Monitoring system equipment. Typically a regular maintenance program consists of equipment cleaning, inspection, voltage checks, and operational performance checks.

3.14    Maintenance and Repair Records

The Contractor shall maintain and keep adequate records of all repair and maintenance work accomplished. Such records shall be made available to Intelsat as and when requested.

3.15    General Purpose Tools and Test Equipment

The Contractor shall provide general purpose tools and test equipment to allow maintenance and limited repair of Monitoring system equipment. As a minimum, the following equipment shall be available for use on-site:

•	Semi-rigid cable kit
•	Coaxial cable termination tools (BNC and N-type)
•	Temperature-controlled soldering station and related supplies
•	Assortment of screwdrivers (Phillips, hex, slot, torx) with long & short lengths, including precision types
•	SMA cable and connector tools
•	Socket wrenches in Metric and Imperial sizes
•	Various adapters for Coaxial, SMA, SMB and N-type cables
•	Assortment of fastening hardware (screws, nuts & bolts)
•	Drill press with various drills & countersink bits
•	Grinder and metal saw

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

•	Portable Spectrum Analyzer covering C and Ku band, with valid calibration.
•	Power Meter (HP 437B or EPM series with calibrator output) and sensors, all with valid calibration.
•	Laser Printer with PC-standard parallel port interface

4    Intelsat Deliverables

4.1    O & M Procedures

Monitoring system Operation and Maintenance Procedures shall be provided by Intelsat. When any such procedures cause conflict with standard procedures of the Host Station, the Contractor and Intelsat will formulate a mutually agreeable solution. These procedures include, but are not limited to:

a)	Standard Operating Procedures for providing status information, parts requests, and reports to Intelsat;

b)	Procedures to maintain a current inventory, including on-line and spare IFE (Intelsat furnished equipment);

c)	Procedures and practices to complete routine monthly maintenance for IFE;

d)	Diagnostic procedures to support testing of all monitoring systems; and

e)	Procedures and Engineering Changes in support of all changes to IFE hardware and software affecting the Monitoring Systems. All changes are to be coordinated and approved by Intelsat prior to implementation. Procedures and Engineering Changes in support of all changes to IFE hardware and software affecting the Monitoring Systems. All changes are to be coordinated and approved by Intelsat prior to implementation.

Intelsat will continue to provide Operation and Maintenance manuals for all parts of the IFE and as-built drawings for the Monitoring systems. Intelsat will provide the Contractor with a Personal Computer (PC), together with the latest versions of the required Windows operating system and applications required to support the services under this SOW.

4.2    Spare Parts

Intelsat will provide spare parts for the Monitoring equipment. The Contractor shall provide safekeeping for Intelsat-furnished spare parts. In the event that any spare parts are obtained from the Contractor common spare inventory, Intelsat will reimburse the Host Station for the cost of such parts or, at Intelsat’s option, furnish replacement parts.

4.3    Support for System Upgrades

Any modifications affecting the capability or functioning of the equipment shall be performed only under the direction of Intelsat. It is anticipated that these activities would require not more than two man-weeks of effort per year by trained earth station technicians.

4.4    Special Purpose Test Equipment and Tools

Intelsat will furnish any special purpose test equipment or tools specific to Monitoring system needs.

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

4.5    Site Inspections

Intelsat may schedule equipment and site inspections by an Intelsat representative. During these visits, estimated to be of five (5) days or less in duration, Host Station support shall be available to assist with the inspection and calibration of the Intelsat owned equipment. These technicians will work under the direct supervision of the visiting Intelsat representative. Notification by Intelsat will be provided at least 15 days in advance of the intended start date for each visit.

5    Period of Performance

The period of performance for these Monitoring services shall be in accordance with the specified in the Contract.

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

Attachment 1

HP Monitoring Equipment

Description		Model #	Quantity

	CSM System
1	Site Data Processor, 128 MB Memory, 2x4 GB Disk Drive with HP-UX Operating System	HP 9000/B180	1
2	GPIB Bus Extender	HP 37204A	10
3	Injection Synthesizer	HP 83711B	5
4	Transmit Synthesizer	HP 83731B	3
5	Power Sensor	HP 8481D/A	16
6	Power Meter	HP E4418A/437B	16
7	RF Switch	HP 8762B	1
8	Mainframe Spectrum Analyzer	HP 70001A	1
9	VXI Chassis	HP E1401A	1
10	A/D converter	HP E1430A	3
11	Distribution Amp	HP 5087A	2
12	Switch Control Unit	HP 3488A	2
13	Wave form Generator	HP 33120A	1
	RSAN System
14	RF Preamplifier	HP8449B	1
15	Spectrum Analyzer	HP E4407B	1
	IOT System
16	LAN/HP-IB Gateway	E2050A	5
17	Power Sensor, Full range	E9300A	8
18	Frequency Interval Analyzer	5372A	1

21	Computer, B2000	A5983A	1
22	Computer, A180C	A5183A	1
23	Power Meter	E4418B	8
24	Mainframe Spectrum Analyzer	HP70001A	1
25	Switch Control Unit	HP3488A	2
26	Laserjet	4100N	1
	TLS System
27	GPS Receiver	58503B	1
28	Spectrum Analyzer	E4401B	1

Note 2: The RSAN IBM computers are supported with an Intelsat provided worldwide 5yr maintenance agreement with IBM and currently in effect.

Note 3: The TLS GPS Receiver is manufactured by Symetricon and is supported by HP.

Note 4: All quantities listed are subject to change with monitoring system upgrades or expansions.

This document is proprietary to Intelsat and must be treated on a confidential basis. It may be used solely for Intelsat purposes.
Use or disclosure of this document, or the information contained herein, for any other purpose is not permitted without prior written authorization.

Attachment —1
to Table—1
—20 August 1996—

     Facility Charges for Year 1 Beyond the Tenth Year of the Existing Contract:

     _________________________

1.	Antenna Subsystem:

     C—FPA (18.3M) —

a.	Repainting;

b.	Replacement of the AZ & EL reducers and motors.

Price:	***
***
See Note 1—1.

2.	HPA Subsystem:

     N/A

3.	Power Supply Subsystem:

a.	Replacement of Two PDBs in the C—FPA Room.

Price:	***
***
See Note 1—2.

b.	Replacement of Two PDBs in the IOCR Control Room.

Price:	***
***

c.	Replacement of Two 64KVA/60HZ UPS systems.

Price:	***
***
See Note 1—3.

4.	Air Conditioner Subsystem:

a.	Replacement of the Air Conditioners in the C—FPA Room.

Price:	***
***
See Note 1—4.

Page 03

5.	Replacement of the computer floor in the Control Room.

Price:	***
***

Total for Year 1:	***
***

     Facility Charges for Year 2 Beyond the Tenth Year of the Existing Contract:

     _________________________

1.	Antenna Subsystem:

     K—FPA (11.1M) —

2.	HPA Subsystem:

     N/A.

3.	Power Supply Subsystem:

a.	Replacement of Two PDBs in the K—FPA Room.

Price:	***
***
See Note 2—1.

b.	Replacement of One 133KVA UPS System.

Price:	***
***
See Note 2—2.

4.	Air Conditioner Subsystem:

a.	Replacement of Two Air Conditioners in the K—FPA Room.

Price:	***
***
See Note 2—3.

b.	Replacement of Two compressors for the Air Conditioners in the IOCR Control Room.

Page 04

Price:	***
***
See Note 2-4.

Total for Year 2:	***
***

     Facility Charges for Year 3 Beyond the Tenth Year of the Existing Contract:

     ________________________

1.	Antenna Subsystem:

     N/A.

2.	HPA Subsystem:

     N/A.

3.	Power Supply Subsystem:

a. Replacement of the 167KVA UPS System.

Price:	***
***
See Note 3-1.

4.	Air Conditioner Subsystem:

a. Replacement of Two Air Conditioners in the HPA-Room.

Price:	***
***
See Note 3-2.

Total for Year 3:	***
***

Page 05

     Facility Charges for Year 4 Beyond the Tenth Year of the Existing Contract:

     ____________________________

1.	Antenna Subsystem:

(1) LMA-4 (12.0M) and SCA (6.0M) —

a. Repainting;

b. Replacement of the AZ & EL jack-screws and reducers.

Price:	***
***
See Note 4-1.

(2) K-FPA (11.1M) —

           N/A.

2.	HPA Subsystem:

     N/A.

3.	Power Supply Subsystem:

     N/A.

Total for Year 4:	***
***

     Facility Charges for Year 5 Beyond the Tenth Year of the Existing Contract:

     ____________________________

     N/A.

Page 06

Notes for
Attachment-1

19 August 1996

Note 1-1:

Price for about 100KG paint needed for the repainting would be:	***

      One reducer for both AZ and EL will be replaced respectively in the 2nd five-year of the contract with the existing spares. One reducer for both AZ and EL will be replaced respectively in year 11 and all the motors will be replaced.

Price for one reducer for AZ:	***

for EL:	***

Price for motors:	***

Equal to USD:	***

Price for Labour/Mechanics:	***

Equal to USD:	***

Subtotal for Note 1-1:	***

***

Note 1-2:

Price for PDB boards in the C-FPA:	***

Price for Labour:	***

Subtotal for Note 1-2:	***

***

Note 1-3:

Price for Two 64KVA/60HZ UPS systems for IFE:
***

Price for the labour:	***

Subtotal for Note 1-3:	***

***

Page 07

Note 1-4:

Price for the Air Conditioners in C-FPA Room:
***

Equal to:	***

Price for the labour:	***

Subtotal for Note 1-4:	***

***

Note 2-1:

Price for PDB boards in the K-FPA Room:
***

Price for Labour:	***

Subtotal for Note 2-1:	***

***

Note 2-2:

Price for one 133KVA UPS system for the C-FPA and K-FPA:	***

Price for the labour:	***

Subtotal for Note 2-2:	***

***

Note 2-3:

Price for Air Conditioners in the K-FPA Room:
***

Price for the labour:	***

Subtotal for Note 2-3:	***

Equal to:	***

Note 2-4:

Price for the Air Compressors in the ICCR:
***

Equal to:	***

Page 08

Subtotal for Note 2—4:	***
***

Note 3—1:

Price for the 167KVA UPS System for IFE:
***

Price for Labour:	***

Subtotal for Note 3—1:	***

Equal to:	***

Note 3—2:

Price for two Air Conditioners in the HPA Room:
***

Price for Labour:	***

Subtotal for Note 3—2:	***

Equal to:	***

Page 09